Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 2nd day of August, 2016 (the “Execution Date”), by and between BMR-FRESH POND RESEARCH PARK LLC, a Delaware limited liability company (“Landlord”), and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of February 10, 2012 (the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building at 665 Concord Avenue, Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Landlord and Tenant desire to extend the Term of the Lease; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2. Extension Term. The Term is hereby extended by five (5) years and the Term Expiration Date is hereby amended to mean August 31, 2022. The period of time commencing on September 1, 2017 (“First Extension Term Commencement Date”) and ending on the new Term Expiration Date shall be referred to herein as the “First Extension Term.”

3. Option to Extend Term. Landlord and Tenant acknowledge and agree that following the First Extension Term, Tenant shall have one (1) Option remaining for one (1) Option Term, upon the terms and conditions set in Article 42 of the Existing Lease.

4. Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the first day of the First Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the First Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Lease.

BioMed Realty form dated 3/27/15

5. Tenant Improvements.

5.1. Landlord shall make available to Tenant, if properly requested by Tenant pursuant to Section 5.3 hereof, an allowance up to Two Hundred Sixty-Five Thousand Dollars ($265,000) (the “First Amendment Allowance”) for improvements to the Premises consistent with the Permitted Use (the “First Amendment Improvements”). Tenant shall be responsible for performing and completing any First Amendment Improvements. The First Amendment Allowance may be applied to the costs of (a) construction, (b) Landlord’s reasonable third party review of the First Amendment Improvements, (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant (provided that, if the First Amendment Improvements include any work to HVAC, mechanical, electrical or plumbing related equipment or building controls, then Tenant shall commission such equipment and perform any necessary integration of such equipment into the building management system), and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the First Amendment Improvements, (f) costs and expenses for labor, materials, equipment and fixtures, and (g) the purchase of any furniture, personal property or other non-building system equipment to be used in connection with Tenant’s use of the Premises for the Permitted Use. In no event shall the First Amendment Allowance be used for (w) the cost of work that is not approved in writing by Landlord, (x) payments to Tenant or any affiliates of Tenant, (y) costs resulting from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

5.2. Tenant shall have until January 1, 2018 (the “Allowance Deadline”), to expend the unused portion of the First Amendment Allowance, after which date Landlord’s obligation to fund such costs shall expire. Base Rent shall be increased to include the amount of the First Amendment Allowance disbursed by Landlord in accordance with this Lease amortized over the initial Term at a rate of eight percent (8%) annually. The amount by which Base Rent shall be increased shall be determined (and Base Rent shall be increased accordingly) as of the First Extension Term Commencement Date and, if such determination does not reflect use by Tenant of all of the First Amendment Allowance, shall be determined again as of the Allowance Deadline, with Tenant paying (on the next succeeding day that Base Rent is due under the Lease (the “First Amendment Allowance True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the First Extension Term Commencement Date and ending on the First Amendment Allowance True-Up Date.

5.3. Landlord shall not be obligated to expend any portion of the First Amendment Allowance until Landlord shall have received from Tenant a letter in the form attached as Exhibit A hereto executed by an authorized officer of Tenant. In no event shall any unused First Amendment Allowance entitle Tenant to a credit against Rent payable under the Lease.

5.4. Landlord may refuse to allow any architects, consultants, contractors, subcontractors or material suppliers to work on the First Amendment Improvements if Landlord reasonably believes any would cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas.

5.5. The First Amendment Improvements shall be considered Alterations and shall be subject to Article 17 of the Existing Lease; provided that, notwithstanding anything to the contrary in the Lease to the contrary, in the event of any conflict between Article 17 of the Existing Lease and this Article 5, the terms in this Article 5 shall control. Notwithstanding the foregoing or any other provision of the Existing Lease to the contrary, to the extent Tenant purchases any personal property with the First Amendment Allowance (subject to the limitation in Section 5.1(g)). Tenant shall have the right (but not the obligation) to remove and retain all or any portion of such personal property (subject to the limitation in Section 5.1(g)) prior to the expiration or earlier termination of the Lease; provided that, Tenant shall comply with all obligations of Tenant under the Lease with respect to such removal, including the obligations set forth in Section 17.7 of the Original Lease.

5.6. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the First Amendment Improvements that exceed the amount of the First Amendment Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for First Amendment Improvements that is proposed by Tenant.

5.7. Upon submission by Tenant to Landlord from time to time, but not more than once per month, of (a) a statement (a “Fund Request”) setting forth the total amount of the First Amendment Allowance requested at such time, (b) a summary of the First Amendment Improvements performed (to the extent such First Amendment Improvements performed are to be paid for out of such Fund Request) using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect (to the extent applicable), (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the First Amendment Allowance then being requested, and (d) except with respect to the final Fund Request, conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the First Amendment Improvements performed that correspond to the Fund Request each in a form reasonably acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (i) as elected by Landlord, the applicable contractors, subcontractors and material suppliers or to Tenant for payment to the same or (ii) Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers as a result of Tenant’s decision to pay for the First Amendment Improvements itself and later seek reimbursement from Landlord in the form of one or more Fund Requests in accordance with this Amendment), the amount of the First Amendment Improvement costs set forth in such Fund Request; provided, however, that and any Fund Request under this Section shall be subject to the payment limits set forth in this Article 5.

5.8. In addition to the other requirements of this Article 5. Tenant shall, concurrently with the submission of each Fund Request for the First Amendment Improvements, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the First Amendment Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the First Amendment Improvements and solely for the previous month, and (e) the anticipated or actual, as applicable, date of substantial completion of the First Amendment Improvements.

6. Base Rent. Effective as of the first day of the First Extension Term, Tenant shall pay to Landlord, as Base Rent for the Premises, the applicable amounts set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
September 1, 2017 – August 31, 2018	15,150	$45.00 annually	$56,812.50	$681,750
September 1, 2018 – August 31, 2019	15,150	$46.35 annually	$58,516.88	$702,202.50
September 1, 2019 – August 31, 2020	15,150	$47.74 annually	$60,271.75	$723,261
September 1, 2020 – August 31, 2021	15,150	$49.17 annually	$62,077.13	$744,925.50
September 1, 2021 – August 31, 2022	15,150	$50.65 annually	$63,945.63	$767,347.50

7. Broker.

7.1. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Transwestern | RBJ (“Tenant’s Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker.

7.2. Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, and agrees to reimburse, indemnify, save, defend (at Landlord’s sole cost and expense) and hold harmless Tenant for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Tenant hereby represents, warrants and covenants that, to the best of its knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, Massachusetts 02142

Attn: Chief Operating Officer

with a copy to:

Faber Daeufer Itrato & Cabot PC

950 Winter Street, Suite 4500

Waltham, Massachusetts 02451

Attn: Brian Connelly

10. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

11. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

12. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

13. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

14. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-FRESH POND RESEARCH PARK LLC,
a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, East Coast Leasing

TENANT:

ALNYLAM PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-FRESH POND RESEARCH PARK LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

ALNYLAM PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ John Maraganore
Name:	John Maraganore
Title:	Chief Executive Officer

EXHIBIT A

FORM OF FIRST AMENDMENT ALLOWANCE ACCEPTANCE LETTER

[TENANT LETTERHEAD]

BMR-Fresh Pond Research Park LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Senior Vice President, Real Estate Legal

[Date]

Re:	First Amendment Allowance

To Whom It May Concern:

This letter concerns that certain Lease dated as of [            ], 20[    ] (as amended, the “Lease”), between BMR-Fresh Pond Research Park LLC (“Landlord”) and Alnylam Pharmaceuticals, Inc. (“Tenant”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

Tenant hereby notifies Landlord that it wishes to exercise its right to utilize the First Amendment Allowance pursuant to Article 5 of the First Amendment to Lease dated as of [            ], 2016.

If you have any questions, please do not hesitate to call [                    ] at ([            ]) [            ]-[            ].

Sincerely,

[Name]
[Title of Authorized Signatory]

cc:	Denis Sullivan

Karen Sztraicher

Bill Kane

Kevin Simonsen